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                                                                    EXHIBIT 99.1

                           MOBILEPRO SIGNS DEFINITIVE
                           ACQUISITION AGREEMENT WITH
                                DAVEL CREDITORS

          DAVEL ACQUISITION ADDS 25,000 LOCATIONS AND 42,000 PAYPHONES
                     TO CREATE NATIONWIDE WIRELESS NETWORK

CLEVELAND, OH SEPTEMBER 7, 2004 -- Davel Communications, Inc. (OTCBB: DAVL) announced today the signing of a definitive agreement among Davel, MobilePro Corp. (OTCBB: MOBL) and the secured creditors of Davel, whereby the Telco division of MobilePro will acquire 100% of Davel's senior secured debt, in the approximate principal amount of $118 million, as well as approximately 95% of Davel's issued and outstanding common stock owned by its secured creditors.

The Davel acquisition represents for MobilePro the addition of approximately 42,000 payphones in over 25,000 locations around the United States. The financial terms of the transaction were not disclosed. The closing of the transaction is subject to final regulatory approvals, which are expected within the next 60 days.

Woody McGee, CEO of Davel, said, "We at Davel are excited that our existing customers will have a variety of services to access from MobilePro's service portfolio. The offerings we can now provide will strengthen our existing relationships by allowing Davel to offer a total package solution for local, long distance as well as payphone services. In addition, Davel will have the ability to offer a more competitive solution for future customers."

Jay Wright, MobilePro president and CEO, said, "We believe that Davel's payphone network gives MobilePro a tremendous real estate footprint for the deployment of Wi-Fi and/or Wi-Max wireless equipment and thus represents another major step in the execution of our strategic plan to become a leading next-generation telecommunications provider. Davel is led by Woody McGee, who we believe is an excellent chief executive with strong wireless experience and who I look forward to working with to implement the wireless network."

Kevin Kuykendall, MobilePro group president of Telco Operations, said, "Davel's 25,000 locations not only provide an excellent opportunity to deploy the new wireless technologies, but will also serve as a launching pad for additional services to be offered by MobilePro, such as local, long distance, Internet, VoIP and prepaid calling cards, which are not currently under contract with the locations. The Davel acquisition, coupled with our other recent acquisitions and announcements, will further enhance our revenue and earnings base, thus allowing us to move one step closer to achieving our goal of $120 million in annualized revenue by the end of 2004."





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Provision was also made in the Agreement for the holders of common stock other than the secured creditors (the "Minority Stockholders"), whose holdings comprise approximately 4.8% of the outstanding Davel stock. MobilePro has agreed to purchase all of the shares of capital stock held by the Minority Stockholders within 180 days of the closing date of the acquisition by MobilePro of the Davel senior secured debt. The purchase price to be offered to the Minority Stockholders shall be an amount per share of not less than $0.015, which may be paid in cash or securities of MobilePro. The form of such purchase could be through a tender offer, a short-form merger, or some other means as MobilePro may determine. Prior to undertaking the purchase, MobilePro would retain an investment banker or other financial advisor to render an opinion that the terms of the purchase were fair, from a financial point of view, to the Minority Stockholders. MobilePro is required to deposit into a third-party escrow account at the closing of the transaction $450,000, which is the approximate amount necessary to purchase for $0.015 per share the shares of Davel stock currently held the Minority Stockholders. In the event that the purchase is not made within 180 days of the Closing, the amount held in escrow would be distributed pro rata to the Minority Shareholders.

The provisions in the Agreement for the benefit of the Minority Stockholders were determined by negotiations between MobilePro and a Special Committee of the Davel Board consisting of non-employee directors not affiliated with the senior secured lenders of Davel or with MobilePro. In connection with the approval of the Agreement by Davel, the financial advisors to the Special Committee delivered an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Minority Stockholders, as provided under the Agreement.

A number of factors not under the control of the Company could affect the type and amount of consideration actually received by the Minority Stockholders from MobilePro, and the timing thereof. Further, the obligation of MobilePro to close the transaction and purchase the shares of the Minority Stockholders remains subject to the timely securing of certain regulatory approvals with respect to the proposed transaction from the public utilities commissions of several states. While the regulatory approvals are expected to be received in a timely manner, Davel shareholders should be aware that it is possible that, for some unforeseen reason, delay or failure in obtaining all necessary regulatory approvals could materially delay or prevent the closing of the transaction described above. Accordingly, it is not possible for the Company to state with certainty at this time the precise amount, type and timing of the consideration, if any, that ultimately may be received by the Minority Stockholders.


ABOUT DAVEL COMMUNICATIONS, INC.

Davel Communications, Inc. operates in a single business segment within the telecommunications industry, operating, servicing and maintaining a system of payphones throughout the United States. The company owns and operates a network of approximately 42,000 payphones in 46 states and the District of Columbia providing it with one of the broadest geographic ranges of coverage of any payphone provider with over 25,000 locations. The company's installed base generates revenue through both coin calls (local and long distance) and non-coin calls (calling cards collect, and third party billed calls). A significant portion of the company's locations are in high-traffic areas

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such as convenience stores, shopping centers, truck stops, service stations and grocery stores.

ABOUT MOBILEPRO CORP.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, MD with operations in Hurst, Houston, Dallas and Beaumont TX; Coshocton, OH; Kansas City, KS; Janesville, WI; Detroit, MI; and Shreveport, LA. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries. With the signing of the definitive agreement to acquire Davel, MobilePro has announced closed deals, definitive agreements and letters of intent with cumulative expected 2005 calendar revenue of more than $127 million.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.html

For information regarding Davel, contact Woody McGee at (216) 875-4335. For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, email: info@hawkassociates.com. Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com. An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com.

FORWARD LOOKING STATEMENTS

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended June 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Additionally, while the Company expects regulatory approval with respect to the MobilePro transaction discussed in this release, shareholders should be aware that it is possible that for some unforeseen reason, delay or failure in obtaining regulatory approval could materially delay or prevent the closing of the transaction.